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                                                                    EXHIBIT 10.2


                                 PROMISSORY NOTE


Amount:  $75,000,000                            Date:   As of December 14, 2001
                                                        Wilmington, Delaware

SECTION 1. SUBORDINATION.

         The indebtedness evidenced by this instrument is subordinated to other indebtedness pursuant to, and to the extent provided in, and is otherwise subject to the terms of each of (a) the Subordination and Support Agreement dated as of August 31, 2001, as amended or supplemented by and among Crown Media Holdings, Inc., a Delaware company (the "Company"), various of its subsidiaries, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Agent for various Lenders and the Issuing Bank, and Hallmark Cards, Incorporated (the "Bank Subordination Agreement") and (b) the Subordination and Support Agreement dated as of December 17, 2001 by and among the Company, various of its subsidiaries, Crown Media Trust, Hallmark Cards, Incorporated and JPMorgan Chase Bank, as the trustee under the Indenture (defined below) and other parties signatory thereto ("Subordination and Support Agreement"). Even though HC Crown Corp., a Delaware corporation ("HC"), is not a signatory to the Bank Subordination Agreement, it agrees to be bound by the terms thereof as if it were a "Subordinated Creditor" as that term is defined in the Bank Subordination Agreement and as if the obligations of the Company pursuant to this Promissory Note were explicitly enumerated as being included in the Subordinated Obligations as defined in the Bank Subordination Agreement.

SECTION 2. PROMISE TO PAY.

          For value received, the Company and those Guarantors signatory hereto ("Guarantors"), hereby promise to pay to the order of HC, at such place as HC may, from time to time specify in writing, the principal amount outstanding under this Note together with all fees and accrued interest no later than the Maturity Date and in accordance with Section 6 hereof.

SECTION 3. DEFINITIONS.

         "Affiliate" means, with respect to any party, any entity which directly or indirectly holds a controlling interest in, is controlled by or under common control with such party.

         "Applicable Interest Rate" means for any day with respect to any LIBOR loan, the amount set forth in Section 5 hereof.

         "Bank Facility" means that certain Credit, Security, Guaranty and Pledge Agreement of the Company with JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) as Agent, and certain Lenders identified therein dated as of August 31, 2001 as amended or supplemented.

         "Company" has the meaning specified in Section 1 hereof.

         "Debentures" means the debentures authenticated and delivered pursuant to the Indenture.

         "Equity Proceeds" has the meaning specified in the Subordination and Support Agreement.

         "Free Cash Flow" has the meaning specified in the Subordination and Support Agreement.



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         "HC" has the meaning specified in Section 1 hereof.

         "Indebtedness" means all obligations of borrowed money (including capital leases, notes payable and letters of credit) of the Company, its subsidiaries, or of any acquired business (without duplication) including contingent liabilities.

         "Indenture" means that certain Indenture dated as of December 17, 2001 between the Company and JPMorgan Chase Bank as Trustee, whereby the Company has issued its 6.75% Subordinated Debentures due 2007.

         "LIBOR" means the three month rate published the first day of each quarter in the Wall Street Journal.

         "Limited Guarantee" has the meaning specified in the Bank Facility.

         "Maturity Date" means the earlier of (x) December 21, 2007, (y) such time as the Maximum Amount has been reduced to zero and (z) six months subsequent to the later of the date of the redemption of the Debentures and the Contingent Appreciation Certificates and the termination of the commitments and all obligations under the Bank Facility.

         "Maximum Amount" means as of the time of any computation, $75,000,000 less the sum of (i) any loan amounts previously advanced to the Company and still outstanding under this Note, (ii) any amounts the Company receives under the Replacement Hallmark Cards Letter of Credit and any amounts advanced under the Limited Guarantee, (iii) Free Cash Flow applied in the manner permitted by
Section 6(c) of the Subordination and Support Agreement to reduce the commitment hereunder, (iv) Equity Proceeds applied in the manner permitted by Section 6(c) of the Subordination and Support Agreement to reduce the commitment hereunder and (v) any portion of the Note refinanced with any indebtedness which is subordinate or junior in right of payment to all obligations under the Bank Facility and the Debentures and the Contingent Appreciation Certificates (pursuant to a written agreement to that effect executed by the Person to whom such indebtedness is owed). HC shall have no obligation to make loans under this
Note in an amount in excess of the Maximum Amount. To the extent that the Maximum Amount decreases subsequent to the making of any loans hereunder, the amount by which the outstanding principal amount of the loans exceeds the Maximum Amount shall be subject to repayment to the extent allowed by the terms of the Bank Subordination Agreement and the Subordination and Support Agreement.

         "Replacement Hallmark Cards Letter of Credit" has the meaning specified in the Bank Facility.

SECTION 4. USE OF PROCEEDS.

         The proceeds of this Note shall be used: (i) to acquire, distribute and market film and television related properties, and (ii) for general corporate purposes.

SECTION 5. AVAILABILITY.

         HC agrees to make the Maximum Amount available to the Company in accordance with the terms hereof only at such time as the Company shall have borrowed all amounts then available to it under the Bank Facility (giving effect to all of the conditions precedent, restrictions and other terms of the Bank Facility).



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SECTION 6. INTEREST.

         SECTION 6.1 Loans provided hereunder shall bear interest at a rate equal to LIBOR plus three percent (3%). Interest shall be payable quarterly as defined in Section 7.1. Upon the occurrence of an Event of Default, the Applicable Interest Rate plus 2% per annum shall apply on all outstanding loans.

         SECTION 6.2 All calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360-day year.

         SECTION 6.3 In the event the interest provisions of this Note shall result, because of (a) the reduction of principal, or (b) any other reason related or unrelated to such interest provisions at any time during the life of the loan or any combination of (a) and (b), in an effective rate of interest which, for any period of time, exceeds the limits of the usury laws or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to principal immediately upon receipt of such monies by HC with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and HC had agreed to accept such extra payment(s) as a premium-free prepayment.

SECTION 7. REPAYMENT AND MANDATORY PREPAYMENT.

         SECTION 7.1 The obligation evidenced by this Note shall be repaid on the basis of interest only installments. Such payments shall accrue as of the end of each calendar quarter occurring during the term hereof and shall be paid on or before forty-five (45) days after the end of each such calendar quarter. The Company shall pay to HC a single principal payment (together with all accrued and unpaid interest) on the Maturity Date, if not previously paid.

         SECTION 7.2 To the extent permitted by the Bank Facility and the Subordination and Support Agreement, the Company shall have the obligation within five (5) days of receipt thereof to apply any Free Cash Flow and Equity Proceeds realized since the date hereof to (i) prepay any outstanding balance of this Note or (ii) reduce the Maximum Amount hereunder by such amount by delivery of a written notice to that effect. Such mandatory prepayment shall be without premium or penalty and the Company shall not be entitled to reborrow such amounts.

         SECTION 7.3 The Company shall have the privilege at any time and from time to time, to prepay this Note in whole or in part without premium or penalty to the extent permitted by the Bank Subordination Agreement, the Bank Facility and the Subordination and Support Agreement.

SECTION 8. FEES.

         In consideration of the loans provided hereunder, the Company agrees to pay to HC a commitment fee of one and one-half percent (1.5%) of the initial Maximum Amount, which at the Company's option may be paid in common stock of the Company which shall be valued at the average closing price of the common stock for the fifteen trading days prior to the date the fee is due. The fee shall be payable in arrears in four equal installments on the last business day of each of March, June, September and December 2002.



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SECTION 9. COVENANTS.

         The Company shall deliver to HC not later than 45 days after the end of each fiscal quarter and not later than 90 days in the event of the fiscal year end:

         (i) A consolidated balance sheet of the Company and its subsidiaries as of the end of the most recently ended fiscal year together with the consolidated statements of income, shareholder's equity, and cashflows corresponding to the same; and

         (ii) A balance sheet of the Company as of the end of the most recently ended fiscal quarter (together with the consolidated statements of income, shareholder's equity, and cashflows corresponding to such period), and, if HC so requests, each such statement shall be certified by the chief financial officer or the chief accounting officer of the Company as to fairness of presentation, generally accepted accounting principles and consistency (subject only to normal year-end adjustments).

SECTION 10. EVENTS OF DEFAULT.

         Subject to the terms of the Subordination and Support Agreement referred to in Section 1 above, each of the following shall constitute an event of default hereunder (an "Event of Default"):

         (i) The failure of the Company to make any payment of interest hereunder when the same is due and payable or to pay the principal balance in the lump sum or balloon payment when the same is due and payable (except when such payment is prohibited by the Bank Subordination Agreement, the Bank Facility or the Subordination and Support Agreement), and such failure to pay continues for a period of five (5) days or more after written notice thereof from HC;

         (ii) The Company shall be in default with respect to the Bank Facility or the Indenture and such default could accelerate the maturity of the indebtedness thereunder and such default is not cured or waived within the grace period provided therein.

SECTION 11. REMEDIES.

         Subject to the terms of the Subordination and Support Agreement, upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default hereunder, HC shall have the right to declare the entire unpaid amount of principal and interest hereunder immediately due and payable in full without presentation, demand or protest, each of which is hereby waived by the Company and Guarantors.

SECTION 12. WAIVERS.

         SECTION 12.1 The failure by HC to exercise any right or remedy available hereunder in the Event of Default shall in no event be construed as a waiver or release of the same. Likewise, HC shall not, by any act or omission or commission, be deemed to waive any right hereunder unless such waiver is evidenced in writing and signed by HC, and then only to the extent specifically set forth in such writing. Moreover, a waiver with respect to any one event shall not be construed as continuing or as a bar to or waiver of HC's rights or remedies with respect to any subsequent event.



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         SECTION 12.2 The Company and Guarantors expressly waive presentment for payment, notice of dishonor, protest, notice of protest, diligence of collection, and each other notice of any kind, and hereby consent to any number of renewals or extensions of time for payment hereof, which renewals and extensions shall not affect the liability of the Company.

         SECTION 12.3 The Company and Guarantors hereby waive and release all errors, defects and imperfections in any proceeding instituted by HC under the terms hereof as well as all benefits that might accrue to the Company or Guarantors by virtue of any present or future laws exempting any property, real, personal or mixed, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Company and Guarantors agree that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued thereon, may be sold upon any such writ in whole or in part or in any other manner desired by HC.

SECTION 13. NOTICES.

         Each notice required to be given to any party hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when sent by certified or registered mail, return receipt requested, to the party at its respective address as follows:

               COMPANY:      Crown Media Holdings, Inc.
                             6430 S. Fiddlers Green Circle
                             Greenwood Village, CO 80111
                             Attn: Mark Thompson

               HC:           HC Crown Corporation
                             103 Foulk Road, Suite 214
                             Wilmington, DE 19803
                             Attn: David C. Eppes, Vice President and Controller

SECTION 14. ASSIGNABILITY.

         This Agreement shall be binding upon and inure to the benefit of the Company and HC and their respective successors and assigns; provided, however, that this Agreement, or any portion thereof, may not be assigned by the Company without the written consent of HC.

SECTION 15. MODIFICATIONS.

         This Note may be modified only in a writing signed by the Company and HC. Any amendment, extension of time or any other modification shall not affect Guarantors' obligations hereunder.

SECTION 16. GOVERNING LAW.

         This Note shall be governed by and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof.



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SECTION 17. HEADINGS.

         The heading preceding the text of each Section hereof is inserted solely for convenience of reference and shall not constitute a part of this Note, nor shall the same affect the meaning, construction of effect hereof.

SECTION 18. SEVERABILITY.

         If any provision of this Note or the application thereof is declared by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall be unaffected and remain valid and enforceable to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the undersigned officers have executed this Note as of the day and year first above written thereby legally binding such party to the terms hereof.


HC CROWN CORP.                          CROWN MEDIA HOLDINGS, INC.

By     /s/ Judith Whittaker             By     /s/ C. Stanford
      ----------------------------            --------------------------------

Name:  Judith Whittaker                 Name:  Charles Stanford
      ----------------------------            --------------------------------

Title: Vice President                   Title: Exec. V.P.
      ----------------------------            --------------------------------


CROWN MEDIA INTERNATIONAL, INC.         CROWN MEDIA UNITED STATES, LLC

By       /s/ C. Stanford                By     /s/ C. Stanford
      ----------------------------            --------------------------------

Name:    Charles Stanford               Name:  Charles Stanford
      ----------------------------            --------------------------------

Title:   Exec. V.P.                     Title: V.P.
      ----------------------------            --------------------------------



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